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                                                                  EXHIBIT (a)(3)

                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                (Including the Associated Stock Purchase Rights)
                                       of
                        Splash Technology Holdings, Inc.
                   (Not to be Used for Signature Guarantees)

   The Offer and Withdrawal Rights Will Expire at 5:00 p.m., New York City
      Time, on Friday, October 13, 2000, Unless the Offer is Extended.

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer to purchase made by Vancouver Acquisition Corp., a subsidiary of Electronics For Imaging, Inc., for shares of common stock of Splash Technology Holdings, Inc. ("Splash") and the associated stock purchase rights if (1) certificates evidencing shares are not immediately available, (2) certificates evidencing shares and all other required documents cannot be delivered to Wilmington Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of Our Offer; Expiration Date" of the Offer to Purchase) or (3) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "Section 3. Procedures for Accepting Our Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the offer is:

                       [LOGO OF WILMINGTON TRUST COMPANY]

     By Hand/Overnight                By                     By Mail:
         Courier:           Facsimile Transmission:
                                (302) 651-1079      Corporate Trust Operations
 Wilmington Trust Company                            Wilmington Trust Company
 1105 North Market Street,   Confirm by Telephone:         P.O. Box 8861
        First Floor             (302) 651-8869         Wilmington, Delaware
Wilmington, Delaware 19801                                  19899-8861
   Attn: Corporate Trust
        Operations

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

   Certificates representing shares must be received by the Depositary within three trading days after the date of the execution of this Notice of Guaranteed Delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, the signature guarantee must appear in the space provided in the signature box on the Letter of Transmittal.
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   The undersigned hereby tenders to Vancouver Acquisition Corp., a wholly owned subsidiary of Electronics For Imaging, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 14, 2000, and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in "Section 3. Procedures for Accepting Our Offer and Tendering Shares" of the Offer to Purchase.

   In the event of a termination of the offer, the shares tendered pursuant to the offer will be returned to the tendering holders promptly (or, in the case of tendered by book-entry transfer, such shares will be credited to the account maintained at DTC from which such shares were delivered).

   The undersigned understand(s) that payment by the Depositary for shares tendered and accepted for payment pursuant to the offer will be made only after timely receipt by the Depositary of (1) certificates representing shares (or Book-Entry Confirmation of the transfer of such shares into the Depositary's account at DTC) and a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with respect to such shares with any required signature guarantees and any other documents required by the Letter of Transmittal or (2) a properly transmitted Agent's Message.

   All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Number of Shares _______________________________________________________________

Certificate Nos. (If Available) ________________________________________________

[_] Check this box if shares will be delivered by book-entry transfer:

Name of Eligible Institution: __________________________________________________

Account No.: ___________________________________________________________________

Name(s) of Holders _____________________________________________________________

Street Address _________________________________________________________________

City, State and Zip Code _______________________________________________________

Area Code and Telephone No. ____________________________________________________

Signature(s) of Holder(s) ______________________________________________________

Date ________________________
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   This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as name(s) appear(s) on certificate(s) for the shares or, if tendered by a participant in DTC, exactly as the participant's name appears on a security position listing as the owner of the shares, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with the Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                     Please print name(s) and address(es):

Name(s) of Holders _____________________________________________________________

Capacity _______________________________________________________________________

Street Address _________________________________________________________________

City, State and Zip Code _______________________________________________________

DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.


                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

    The undersigned, a recognized member of the Medallion Signature Guarantee Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (1) represents that the above named persons are deemed to own the shares tendered hereby, (2) represents that the tender complies with the rules of the Exchange Act, and (3) guarantees to deliver to the Depositary, certificates evidencing the shares tendered hereby, in proper form for transfer, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, or confirmation of book-entry transfer of such shares into the Depositary's account at The Depository Trust Company, all within three trading days of the date of this guarantee.

                DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE.
       STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

 ___________________________________      ___________________________________
 Name of Firm                             Authorized Signature


 ___________________________________      ___________________________________
 Street Address                           Name


 ___________________________________      ___________________________________
 City, State and Zip Code                 Title


 ___________________________________      ___________________________________
 Telephone Number                         Date